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                                                                    EXHIBIT 10.1

                        PROMISTAR FINANCIAL CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                            As Amended and Restated
                          Effective January 24, 2001
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                        PROMISTAR FINANCIAL CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               TABLE OF CONTENTS
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ARTICLE 1 - PURPOSE.....................................................    1


ARTICLE 2 - DEFINITIONS

     2.01  Administrator................................................    2
     2.02  Average Final Compensation...................................    2
     2.03  Benefit Service..............................................    2
     2.04  Beneficiary..................................................    2
     2.05  Board of Directors...........................................    2
     2.06  Change of Control............................................    2
     2.07  Code.........................................................    2
     2.08  Compensation.................................................    3
     2.09  Corporation..................................................    3
     2.10  Effective Date...............................................    3
     2.11  ERISA........................................................    3
     2.12  Normal Retirement Date.......................................    3
     2.13  Participant..................................................    3
     2.14  Pension Plan.................................................    4
     2.15  Pension Plan Benefit.........................................    4
     2.16  Plan.........................................................    4
     2.17  Plan Year....................................................    4
     2.18  Supplemental Benefit.........................................    4
     2.19  Termination for Cause........................................    4


ARTICLE 3 - BENEFIT

     3.01  Normal Retirement Benefit....................................    6
     3.02  Early Retirement Benefit.....................................    6
     3.03  Deferred Vested Retirement Benefit...........................    7
     3.04  Vesting......................................................    7
     3.05  Payment of Benefits..........................................    7
     3.06  Pre-Retirement Death Benefit.................................    9
     3.07  Funding......................................................   10

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                        PROMISTAR FINANCIAL CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               TABLE OF CONTENTS
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ARTICLE 4 - ADMINISTRATION

     4.01  Administrator................................................   11
     4.02  No Contract of Employment....................................   11
     4.03  Right to Withhold............................................   11
     4.04  Payment to Others............................................   11
     4.05  Nonalienation................................................   12
     4.06  Limitations on Liability.....................................   12
     4.07  Administrative Expense.......................................   12
     4.08  Claims and Review Procedures.................................   13


ARTICLE 5 - GENERAL PROVISIONS

     5.01  Applicable Law...............................................   15
     5.02  Gender.......................................................   15
     5.03  Amendment or Termination.....................................   15
     5.04  Illegal or Invalid Provision.................................   16
     5.05  Limitations on Liability.....................................   16


ARTICLE 6 - CHANGE OF CONTROL

     6.01  Definition of Change of Control..............................   17
     6.02  Effect of Change of Control..................................   18
     6.03  Calculation of Change of Control Benefits....................   19
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ARTICLE 1 - PURPOSE

This Plan was established as of July 23, 1997 by BT Financial Corporation (now PROMISTAR Financial Corporation) as a part of the Supplemental Executive Benefit Plan for the purpose of providing retirement benefits for certain key executives of PROMISTAR Financial Corporation. The Plan is amended and restated in its entirety effective as of January 24, 2001.

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ARTICLE 2 - DEFINITIONS

2.01 "Administrator" means the Executive Committee of the Board of Directors of the Corporation.

2.02 "Average Final Compensation" means the average Compensation of a Participant during the thirty-six (36) consecutive calendar months in the last one hundred and twenty (120) or less calendar months of his Benefit Service affording the highest such average, or during all of the months of his Benefit Service if less than thirty-six (36) months.

2.03 "Benefit Service" means the Participant's service with the Corporation recognized for purposes of computing the amount of pension under the Pension Plan.

2.04 "Beneficiary" means the surviving spouse and/or children designated by a Participant to receive benefits payable in the event of the Participant's death. However, a married Participant's surviving spouse shall be the Participant's Beneficiary unless he elects his child or children. Unless otherwise designated by the Participant, in the case of multiple Beneficiaires, the shares shall be equal.

2.05 "Board of Directors" means the Board of Directors of PROMISTAR Financial Corporation.

2.06 "Change of Control" means an occurrence changing Corporation ownership or control as described in Section 6.01.

2.07   "Code" means the Internal Revenue Code of 1986, as amended.

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2.08   "Compensation" means the total cash remuneration paid to a Participant for services rendered to the Corporation, determined prior to any pre-tax contributions to any arrangement or plan defined under Code Section 401(k) or Section 125.

2.09 "Corporation" means PROMISTAR Financial Corporation and any of its subsidiaries or affiliated business entities participating in this Plan.

2.10   "Effective Date" means July 23, 1997.

2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.12 "Normal Retirement Date" means the first day of the calendar month immediately following the Participant's 65th birthday.

2.13   "Participant" means:

       (a) any executive of the Corporation who is an active participant in the Pension Plan on or after the Effective Date, and

       (b) who is specifically designated by the Administrator as a participant in this Plan.

       If a Participant ceases to be a Participant but remains employed by the Corporation, he will not accrue any future benefits hereunder, but will retain the right to receive any benefit payable (including subsidies) as of the date he ceases to be a Participant based on the Supplemental Benefit on such date less the Pension Plan Benefit at the actual time of payment.

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2.14   "Pension Plan" means the PROMISTAR Financial Corporation Defined Benefit
       Plan as amended.

2.15 "Pension Plan Benefit" means the maximum benefit calculated under the Pension Plan and permitted to be paid to a Pension Plan participant under Code Sections 401(a)(17) and 415.

2.16 "Plan" means this PROMISTAR Financial Corporation Supplemental Executive Retirement Plan, as from time to time amended, which shall be an unfunded deferred compensation plan for a select group of management or highly compensated employees as defined in ERISA Section 201(2).

2.17   "Plan Year" means the twelve (12) month period beginning on any January
       1.

2.18 "Supplemental Benefit" means as of any date of determination, normal retirement benefit of a Participant computed under Section 3.01(b) on the basis of the Participant's Benefit Service and other applicable components of the Plan formula as of that date.

2.19   "Termination for Cause" means:

       (a) The termination of the Participant's employment by the Corporation for any of the following:

            (i) Conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Participant of a felony or of a criminal act involving, in the good faith judgment of the Board of Directors, fraud, dishonesty or moral turpitude, but excluding any conviction which results solely from the Participant's title or position with the Corporation and is not based on his personal conduct;

            (ii) Deliberate and continual refusal to perform employment duties reasonably requested by the Corporation or an affiliate after thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes Cause (other than as a result of vacation, sickness, illness or injury);


            (iii) Fraud or embezzlement determined in accordance with the Corporation's normal, internal investigative procedures consistently applied in comparable circumstances;

            (iv) Gross misconduct or gross negligence in connection with the business of the Corporation or an affiliate which has substantial effect on the Corporation or the affiliate; or

            (v) Breach of any of the covenants set forth in Section 9 of the Participant's Employment and Change of Control Agreement.

       (b) Regardless of whether the Participant's employment initially was considered to be terminated for any reason other than Cause, the Participant's employment will be considered to have been terminated for Cause for purposes of this Plan if the Board of Directors subsequently determines that the Participant engaged in an act constituting Cause.

       (c) Any determination of Cause under this Plan shall be made by resolution adopted by unanimous vote of a quorum of the Board of Directors at a meeting called and held for that purpose. The Participant shall be provided with reasonable notice of such meeting and the Participant shall be given the opportunity to be heard before such vote is taken by the Board of Directors.

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ARTICLE 3 - BENEFITS

3.01   Normal Retirement Benefit

       (a) A Participant who has attained his age 65 may retire from employment and receive a Supplemental Benefit on his Normal Retirement Date.

       (b) Subject to the provisions of Section 3.05, the annual normal retirement Supplemental Benefit payable upon retirement on a Participant's Normal Retirement Date shall be equal to one and eighty-five hundredths percent (1.85%) of the Participant's Average Final Compensation, multiplied by the number of years of his Benefit Service up to twenty-eight (28) such years, less the Pension Plan Benefit payable at the Participant's retirement and, if applicable except in a Change of Control situation, the annual benefit payment to the Participant under the Moxham ERP. If the Participant received a lump sum payment under the Moxham ERP in lieu of an annual benefit, the Participant shall begin receiving payments hereunder only after the payments that would have been paid hereunder without considering the Moxham ERP offset exceed the amount of such lump sum payment.

       (c) If a Participant postpones his retirement and remains in service after his Normal Retirement Date, he shall be entitled to an immediate Supplemental Benefit upon retirement equal to the amount determined in accordance with Section 3.01(b) based on his Benefit Service and Average Final Compensation as of his late retirement date.

3.02   Early Retirement Benefit

       Except as provided in Section 6.02, upon the early retirement of a Participant, as provided under the Pension Plan (age fifty-five (55) and five (5) years of service), such Participant

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       shall be entitled to an early retirement benefit equal to his
       Supplemental Benefit unreduced for early payment.

3.03   Deferred Vested Retirement Benefit

       Except as provided in Section 6.02, if a Participant terminates employment with the Corporation and is entitled to a deferred vested retirement benefit as provided under the Pension Plan, such a Participant shall be entitled to a deferred vested retirement benefit equal to his Supplemental Benefit payable at his Normal Retirement Date.

3.04   Vesting

       (a) Any Participant's interest under this Plan shall become nonforfeitable upon the earliest of:

            (i)    the occurrence of a Change of Control;

            (ii)   his 65/th/ birthday; or

            (iii)  his becoming vested under the Pension Plan.

       (b) Notwithstanding any provision of this Plan, if a Participant's separation from service with the Corporation is due to a Termination for Cause, no benefits under this Plan will be payable to that Participant or his Beneficiary and such Termination for Cause shall not constitute a retirement within the meaning of the Plan.

3.05   Payment of Benefits

       (a) Except as provided herein, the Supplemental Benefit payable shall be paid in monthly installments, each equal to one-twelfth (1/12th) of the annual amount determined under this Plan. Such payments shall commence at the Participant's Normal Retirement Date, unless the Participant terminates employment entitled to an early retirement benefit or a late retirement benefit, in which case the Supplemental Benefit will commence at the first of the month following termination of employment.

       (b) The Supplemental Benefit shall be payable for the lifetime of the Participant or ten (10) years, whichever is longer, to any surviving Beneficiary or Beneficiaries unless the Participant chooses an optional form of payment.

       (c)  The optional forms of payment are:

            (i) Fifty percent (50%) Joint and Survivor Annuity Option. The Participant shall receive an actuarially adjusted benefit (which takes into account the amount his spouse will subsequently receive) for his lifetime. At his death, his spouse will receive one-half (1/2) of that amount until her subsequent death;

            (ii) Seventy-five percent (75%) Joint and Survivor Annuity Option. The Participant shall receive an actuarially adjusted benefit (which takes into account the amount his spouse will subsequently receive) for his lifetime. At his death, his spouse will receive three-fourths (3/4) of that amount until her subsequent death;

            (iii) One hundred percent (100%) Joint and Survivor Annuity Option. The Participant shall receive an actuarially adjusted benefit (which takes into account the amount his spouse will subsequently receive) for is lifetime. At his death, his spouse shall receive the same amount until her subsequent death; or

            (iv) Lump Sum Option. A Participant, or if applicable the Beneficiary, may elect to receive a lump sum cash payment of actuarial equivalent value to the Supplemental Benefit in lieu and in place of the form of benefit otherwise

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                   payable. If a lump sum is so elected, such lump sum shall be paid no later than sixty (60) days after benefits would otherwise be paid under this Plan.

       (d) The Participant may elect to receive an optional form of payment of his benefit only if he has elected to do so by the end of the Plan Year which was two (2) years prior to the Plan Year in which his commencement of benefits occurs.

       (e) All actuarial assumptions under this Plan shall be determined using the Participant's or, if applicable, his spouse's life expectancy, or their joint life expectancies, under mortality tables adopted by the Corporation under its Pension Plan and using the interest rate assumptions published by the Pension Benefit Guaranty Corporation to determine the present value of immediate annuities in the event of termination of a single employer plan and in effect for the month in which the retirement payment(s) begin.

       (f) If the present value of the Participant's benefit under this Plan determined as of the Participant's Normal Retirement Date, or the date of his termination of service, if later, is ten thousand dollars ($10,000) or less, such benefit shall be paid to the Participant in one lump sum.

3.06   Pre-Retirement Death Benefit

       In the event the Participant dies prior to his retirement in accordance with this Article, his surviving Beneficiary shall receive for one-hundred twenty (120) months an amount equal to his Supplemental Benefit as if he retired the day before the date of his death and began receiving his Supplemental Benefit in the normal form. The Beneficiary may elect the lump sum option in relation to his benefit within ninety (90) days of the Participant's death.

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3.07   Funding

       The retirement benefits under this Plan and all costs, charges and expenses relating thereto shall be payable by the Corporation from the general assets of the Corporation. Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's only interest hereunder being the right to receive the benefits set forth herein. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Notwithstanding the foregoing, the Corporation may establish a grantor trust with a trustee in which assets may be held to provide for payment of some or all of its obligations hereunder, subject to the claims of the Corporation's general creditors in the event of its bankruptcy or insolvency.

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ARTICLE 4 - ADMINISTRATION

4.01   Administrator

       The Plan shall be administered by the Executive Committee of the Board of Directors of the Corporation, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. Subject to the following claim rights, the Administrator's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

4.02   No Contract of Employment

       Nothing in this Plan shall be construed as giving any Participant the right to be retained in the Corporation's employ at all or for any specified period in any particular position, or shall it interfere with the rights of the Corporation to discharge any Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant of the Pension Plan.

4.03   Right to Withhold

       The Corporation shall have the right to deduct from each payment to be made under this Plan any required withholding taxes.

4.04   Payment to Others

       In the event that the Corporation shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, is a minor or has died, the Corporation may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child including an adopted child of the Participant, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

4.05   Nonalienation

       Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or any liability for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

4.06   Limitations on Liability

       Notwithstanding any of the preceding provisions of the Plan, neither the Corporation nor any individual acting as employee or agent of the Corporation shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

4.07   Administrative Expense

       All expenses of administering this Plan shall be paid by the Corporation and no part of the expenses or taxes on the Corporation shall be charged against any Participant's benefits distributed under the Plan.

4.08   Claims and Review Procedures

       (a) In accordance with any rules and procedures adopted by the Administrator, applications for benefits shall be submitted to the Administrator on a prescribed form signed by the Participant or, in the case of a death benefit, by his Beneficiary.

            The Administrator shall, within ninety (90) days after the receipt of a written claim, send written notification to the Participant or Beneficiary (referred to in the remainder of this Section as the "claimant") as to its disposition, unless special circumstances require an extension of time for processing the claim. If such a extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the final decision.

            In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the claimant to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the claimant may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with (b) below.

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       (b)  In the event a claimant wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Administrator within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in (a) above). Such claimant (or his duly authorized representative) may, upon written request to the Administrator, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred twenty (120) days after such receipt), the Administrator shall notify the claimant of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to be claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

       (c)  If the claimant does not follow the procedures set forth in (a) and
            (b) above, the claimant shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, the decisions, actions and records of the Administrator shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interests in or under the Plan.

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ARTICLE 5 - GENERAL PROVISIONS

5.01   Applicable Law

       The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the Commonwealth of Pennsylvania. The Plan shall be construed to effectuate its purpose and the Corporation's intent that the plan be exempt for ERISA, as amended and that amounts deferred hereunder not be subject to federal income tax until distributed.

5.02   Gender

       The masculine pronoun shall mean the feminine pronoun wherever appropriate.

5.03   Amendment or Termination

       The Corporation reserves the right to modify or to amend, in whole in part, or to terminate this Plan at any time, by action of its Board of Directors, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, provided that no such action adverse to the interest of a current or former Participant or his Beneficiary shall be made retroactive to a date earlier than the date such action is taken by the Corporation. No modification, amendment or termination of the Plan shall adversely affect the right of any current or former Participant or Beneficiary, to receive any benefit provided under this Plan in respect of such Participant which benefit (including subsidies) as of the date of such modification, amendment or termination were payable to him based on the Supplemental Benefit on such date less the Pension Plan Benefit at the actual time of payment.

5.04   Illegal or Invalid Provision

       In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

5.05   Limitations on Liability

       Notwithstanding any of the preceding provisions of the Plan, neither the Corporation nor any individual acting as employee or agent of the Corporation shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan. Neither the Corporation nor the Administrator undertakes any responsibility to any Participant for the tax consequences involving the deferral of compensation under this Plan.

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ARTICLE 6 - CHANGE OF CONTROL

6.01   Definition of Change of Control

       The term "Change of Control" means the occurrence of one or more of the following events:

       (a) "Change of Control" means the date upon which any of the following events occur:

            (i) The Corporation acquires actual knowledge that any Person (other than the Corporation or any employee benefit plan sponsored by the Corporation) has acquired beneficial ownership, directly or indirectly, of securities entitling such Person to twenty five percent (25%) or more of the voting power of the Corporation.

            (ii)  (A)   A tender offer is made to acquire securities of the
                        Corporation entitling the holders thereof to fifty percent (50%) or more of the voting power of the Corporation; or

                  (B) Voting securities of the Corporation are first purchased pursuant to any other tender offer;

            (iii) The individuals who as of the date hereof, constitute the
                  Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PROMISTAR's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

            (iv) The shareholders of the Corporation shall approve an agreement providing for the Corporation to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another Person, as a consequence of which the former shareholders of the Corporation will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the voting power of such surviving or acquiring Person or the parent thereof, or

            (v) The shareholders of the Corporation shall approve any liquidation of all or substantially all of the assets of the Corporation or any distribution to security holders of assets of the Corporation having a value equal to thirty percent (30%) or more of the total value of all the assets of the Corporation.

                  (A)   "Effective Date" is January 1, 2001.

                  (B) "Person" means any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

6.02   Effect of Change of Control

       Notwithstanding any other provision of this Plan, upon a Change of Control, as defined in Section 6.01, the following shall apply:

       (a)  All Participants' interests in the Plan shall be nonforfeitable.

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       (b)  In the event a Participant:

            (i)   has attained a minimum of age fifty (50), and

            (ii)  terminates employment following the Change of Control,

            he may commence his benefits hereunder accrued at his termination of employment upon attaining his age fifty-five (55), as if he reached his early retirement date under the Plan at that date.

       (c) An amount sufficient to fund the present value of benefits payable under the Plan as provided in Section 6.03 below shall be paid by the Corporation to the trustee for the Plan, if a grantor trust agreement for such trust as described in Section 3.07 is then in effect.

6.03   Calculation of Change of Control Benefits

       The present value of benefits payable under the Plan by the trustee shall be calculated for specific groups of Participants and Beneficiaries at the time of the Change of Control as follows:

       (a) The present value of the benefits payable from this Plan to Participants who have retired at the time of the Change of Control (as well as benefits payable from this Plan to any surviving Beneficiary of a Participant) shall be calculated by using the interest rate determined under Section 3.05(e) and in effect for the month in which the Change of Control occurs.

       (b) The present value of the benefits payable from this Plan to Participants who are eligible to retire under the terms of this Plan at the time of the Change of Control shall be calculated by using the interest rate determined under Section 3.05(e) and in effect for the month in which the Change of Control occurs, assuming a benefit which is immediately payable at the time of the Change of Control.

       (c) The present value of benefits payable from this Plan to any other eligible Participants shall be calculated by using the interest rate determined under Section 3.05(e) and in effect for the month in which the Change of Control occurs, assuming a benefit which is payable at age 65.

       (d) In calculating the benefit payable to each Participant, the value of the Supplemental Benefit shall be based upon the last official pension file data available, adjusted to the date of any Change of Control by assuming that the most recent Compensation reflected in the pension file remains constant.

       (e) Notwithstanding any provision of this Plan, this Plan may not be amended such that future benefits would be reduced, suspended, or terminated as to:

            (i) the further accrual of benefits, at any time following a Change of Control, and

            (ii) the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Participant, former Participant receiving benefits under this Plan, or any eligible Beneficiary.


PROMISTAR FINANCIAL CORPORATION

Date: 1-24-01                   By: /s/ John H. Anderson
      -------                       --------------------

                                    John H. Anderson
                                    Chairman and Chief Executive Officer

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